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                                                            EXHIBIT 23.3

The Board of Directors
PHH Corporation:


We consent to the incorporation by reference in the Registration Statement of Cendant Corporation on Form S-4 of our report dated April 30, 1997, with respect to the consolidated balance sheets of PHH Corporation and subsidiaries (the "Company") at December 31, 1996 and January 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996 and each of the years in the two year period ended January 31, 1996, which report appears in the Form 8-K of Cendant Corporation dated January 29, 1998, incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report contains an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in the year ended January 31, 1996.


                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP

Baltimore, Maryland
February 18, 1998